Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-231925) of Talos Energy Inc. and in the related Prospectus, and

(2)	Registration Statement (Form S-8 No. 333-225058) pertaining to the Long Term Incentive Plan of Talos Energy Inc.;

of our report dated March 13, 2019, with respect to the consolidated financial statements of Talos Energy Inc. included in the Information Statement on Schedule 14C of Talos Energy Inc. dated January 29, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

January 29, 2020